GUESS?, INC. NEWS RELEASE

For Immediate Release

Contact:	Carlos Alberini
President & Chief Operating Officer
Guess?, Inc.
(213) 765-3582

Frederick G. Silny
SVP & Chief Financial Officer
(213) 765-3289

Wendi Kopsick/Molly Morse
Kekst and Company
(212) 521-4800

GUESS?, INC. REPORTS SECOND QUARTER 2003 FINANCIAL RESULTS AND JULY RETAIL SALES

Los Angeles, CA, August 6, 2003 — Guess?, Inc. (NYSE:GES) today reported its financial results for the second quarter ended June 28, 2003 and its retail sales results for the fiscal month of July 2003.

Second Quarter Results
For the second quarter of 2003, the Company reported a net loss of $5.4 million, or a diluted loss of $0.13 per share, compared to a net loss of $6.4 million, or a diluted loss of $0.15 per share, for the second quarter of 2002.

Total net revenue for the second quarter of 2003 increased 9.4% to $131.0 million from $119.8 million in the second quarter of 2002. The Company’s retail stores, including those in Canada, generated revenues of $95.7 million in the 2003 second quarter, a 19.7% increase from $79.9 million reported in the same period a year ago. Comparable store sales increased 11.7% during the second quarter of 2003 from the year-ago period. Net revenue from the Company’s wholesale segment decreased 16.9% to $27.5 million in the second quarter of 2003 from $33.1 million in the year-ago period. Licensing segment net revenue increased 16.0% to $7.8 million in the 2003 second quarter from $6.8 million in the second quarter last year.

Carlos Alberini, President and Chief Operating Officer, commented, “We are pleased with the strong retail sales trends we are seeing in our stores and the positive impact we have experienced from our recent product offerings. However, overall results for the quarter also reflect increased operating losses in the wholesale business caused by reduced revenue and lower margins due to ongoing competitive pressures and sales to the off-price channel. We continue to work diligently to turn this business around and are encouraged by improved sell-throughs on the retail floor from our recent product deliveries.”

Six Months Results
For the six months ended June 28, 2003, the Company reported a net loss of $11.2 million, or a diluted loss per share of $0.26, versus a net loss of $10.0 million, or a diluted loss per share of $0.23 in the comparable 2002 period.

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Total net revenue increased 4.9% to $270.6 million in the 2003 six-month period from $258.0 million in the same period in 2002. The Company’s retail stores, including those in Canada, generated revenue of $179.3 million for the first six months of 2003, an increase of 13.0% from $158.8 million for the same period last year. Comparable store sales increased 5.0% during the first half of 2003. Net revenue from the Company’s wholesale segment in the first six months of 2003 declined by 12.0% to $72.6 million from $82.5 million in the first six months of 2002. Licensing segment net revenue was $18.7 million for the 2003 first six months, a 12.1% increase from $16.7 million for the same period in 2002.

July Retail Sales
Total retail sales for the five weeks ended August 2, 2003 were $40.5 million, an increase of 18.1% from sales of $34.3 million for the five weeks ended August 3, 2002. Comparable store sales for the period increased 11.6%.

The Company will hold a conference call at 4:30 pm (ET) on August 6, 2003 to discuss the news announced in this press release. A live webcast of the conference call will be accessible at www.guess.com via the “Investor’s Page” link from the “About Guess, Inc.” section of the site. The webcast will be archived on the website.

Guess?, Inc. designs, markets, distributes and licenses one of the world’s leading lifestyle collections of contemporary apparel, accessories and related consumer products.

Except for historical information contained herein, certain matters discussed in this press release including but not limited to the Company’s plans to reduce operating losses in its wholesale business, are forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are only expectations, and involve known and unknown risks and uncertainties, which may cause actual results in future periods and other future events to differ materially from what is currently anticipated. Factors which may cause actual results in future periods to differ from current expectations include, among other things, the continued availability of sufficient working capital, the successful integration of new stores into existing operations, the continued desirability and customer acceptance of existing and future product lines (including licensed product lines), possible cancellations of wholesale orders, the success of competitive products, and the availability of adequate sources of capital. In addition to these factors, the economic and other factors identified in the Company’s most recent annual report on Form 10-K for the fiscal year ended December 31, 2002 including but not limited to the risk factors discussed therein, could affect the forward-looking statements contained herein and in the Company’s other public documents.

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Guess?, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(Unaudited)

	Three Months Ended						Six Months Ended
	June 28, 2003			June 29, 2002			June 28, 2003			June 29, 2002
	$	%		$	%		$	%		$	%

Net revenue
Product sales	$123,164	94.0%		$ 112,996	94.3%		$ 251,886	93.1%		$ 241,257	93.5%
Net royalties	7,878	6.0%		6,793	5.7%		18,740	6.9%		16,711	6.5%

	131,042	100.0%		119,789	100.0%		270,626	100.0%		257,968	100.0%

Cost of product sales	90,055	68.7%		79,381	66.3%		188,290	69.6%		172,444	66.8%

Gross profit	40,987	31.3%		40,408	33.7%		82,336	30.4%		85,524	33.2%

Selling, general and administrative expenses	47,207	36.0%		49,847	41.6%		96,631	35.7%		98,474	38.2%

Restructuring, impairment and severance charges	846	0.6%		—	0.0%		846	0.3%		655	0.3%

Loss from operations	(7,066)	(5.3%	)	(9,439)	(7.9%	)	(15,141)	(5.6%	)	(13,605)	(5.3%	)

Other (income) expense:
Interest expense	2,558	2.0%		2,258	1.9%		4,646	1.7%		4,592	1.8%
Interest Income	(58)	(0.0%	)	(83)	(0.1%	)	(83)	(0.0%	)	(153)	(0.1%	)
Other, net	(11)	(0.0%	)	(647)	(0.5%	)	(26)	(0.0%	)	(676)	(0.3%	)

Loss before income tax benefit	(9,555)	(7.3%	)	(10,967)	(9.2%	)	(19,678)	(7.3%	)	(17,368)	(6.7%	)

Income tax benefit	(4,110)	(3.1%	)	(4,535)	(3.8%	)	(8,460)	(3.2%	)	(7,335)	(2.8%	)

Net loss	$ (5,445)	(4.2%	)	$ (6,432)	(5.4%	)	$ (11,218)	(4.1%	)	$ (10,033)	(3.9%	)

Net loss per share:

Basic and Diluted	$ (0.13)			$ (0.15)			$ (0.26)			$ (0.23)

Weighted number of shares outstanding:

Basic and Diluted	43,155			43,629			43,148			43,578

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Guess?, Inc. and Subsidiaries
Consolidated Segment Data
(in thousands)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 28,	June 29,	June 28,	June 29,
	2003	2002	2003	2002

Net revenue:
Retail operations	$95,657	$79,892	$179,319	$158,758
Wholesale operations	27,507	33,104	72,567	82,499
Licensing operations	7,878	6,793	18,740	16,711

	$131,042	$119,789	$270,626	$257,968

Earnings (loss) from operations:
Retail operations	$4,430	$(2,391)	$(2,064)	$(6,907)
Wholesale operations	(8,388)	(688)	(8,128)	2,737
Licensing operations	5,791	4,144	14,711	11,735
Corporate overhead	(8,899)	(10,504)	(19,660)	(21,170)

	$(7,066)	$(9,439)	$(15,141)	$(13,605)

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Guess?, Inc. and Subsidiaries
Selected Condensed Consolidated Balance Sheet Data
(in thousands)
(Unaudited)

	June 28,	Dec 31,	June 29,
	2003	2002	2002

ASSETS

Cash and cash equivalents	$7,102	$31,753	$27,133

Restricted cash	4,923	—	—

Receivables, net	36,116	35,437	33,930

Inventories, net	96,269	95,683	87,222

Other current assets	30,005	26,114	28,170

Property and equipment, net	120,911	128,097	137,378

Other assets	36,186	32,448	28,847

Total Assets	$331,512	$349,532	$342,680

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities	$91,038	$167,561	$82,625

Notes payable and long-term debt, excluding current installments	67,631	1,480	79,933

Other liabilities	14,584	14,211	10,424

Stockholders' equity	158,259	166,280	169,698

Total Liabilities and Stockholders' Equity	$331,512	$349,532	$342,680

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Guess?, Inc. and Subsidiaries
Condensed Consolidated Cash Flow Data
(in thousands)
(Unaudited)

	Six Months Ended
	June 28,	June 29,
	2003	2002

Net cash (used in ) provided by operating activities	$(18,241)	$5,589

Net cash used in investing activities	(7,179)	(10,683)

Net cash provided by financing activities	372	280

Effect of exchange rates on cash	397	77

Net decrease in cash and cash equivalents	(24,651)	(4,737)

Cash and cash equivalents at the beginning of the year	31,753	31,870

Cash and cash equivalents at the end of the period	$7,102	$27,133

Supplemental information:

Depreciation and amortization	$17,508	$20,230

Rent	28,802	25,591

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Guess?, Inc. and Subsidiaries
Retail Store Data

	Six Months Ended
	June 28,	June 29,
	2003	2002

Number of stores at the beginning of the year	249	227

Store openings	8	5

Store closures	(3)	—

Number of stores at the end of the period	254	232

Total store square footage at the end of the period	1,302,000	1,189,000

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